               Amendment to Schedule A to Participation Agreement
                                      Among
                      Variable Insurance Products Fund III,
                       Fidelity Distributors Corporation,
                                       and
             Allmerica Financial Life Insurance and Annuity Company

WHEREAS, Allmerica Financial Life Insurance and Annuity Company (formerly known as SMA Life Assurance Company), Variable Insurance Products Fund III and Fidelity Distributors Corporation entered into a Participation Agreement on February 22, 1999 ("Participation Agreement"); and

WHEREAS, the parties desire to amend the Participation Agreement and restate in its entirety Schedule A by mutual written consent;

NOW, THEREFORE, the parties do hereby agree to replace Schedule A to the Participation Agreement and any amendments thereto with the attached Schedule A dated as of October 1, 2001.

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as modified hereby.

In witness whereof, each of the parties has caused this agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.


ALLMERICA FINANCIAL LIFE INSURANCE
AND ANNUITY COMPANY


By:             /s/ Richard M. Reilly
              -----------------------------------------

Name:          Richard M. Reilly
              -----------------------------------------

Title:         President
              -----------------------------------------

Date:          October 1, 2001
              -----------------------------------------

VARIABLE INSURANCE PRODUCTS FUND III                              FIDELITY DISTRIBUTORS CORPORATION
By:             /s/ Robert A. Dwight                              By:          /s/ Michael Kellog
              -----------------------------------------                      -------------------------------------------------

Name:          Robert A Dwight                                    Name:       Mike Kellogg
              -----------------------------------------                      -------------------------------------------------

Title:         Treasurer                                          Title:      Executive Vice President
              -----------------------------------------                      -------------------------------------------------

Date:          October 1, 2001                                    Date:       October 1, 2001
              -----------------------------------------                      -------------------------------------------------

                                                     SCHEDULE A
                                     SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

-------------------------------------------------- ------------- ------------------------------------- ---------------
SEPARATE ACCOUNT NAME                                CONTRACT                                           REGISTRATION
DATE ESTABLISHED BY BOARD OF DIRECTORS               FORM NO.    PRODUCT NAME                              NO.'S
-------------------------------------------------- ------------- ------------------------------------- ---------------
Name:     Group VEL Separate Account                 1029-94     Group Vari-Exceptional Life              33-82658
Date:     11/22/93                                                                                        811-8704

Name:     Separate Account VA-K                      A3018-91    Allmerica ExecAnnuity Plus               33-39702
Date:     11/01/90                                   A3021-93                                             811-6293

Name:     Separate Account VA-K                      A3025-96    Allmerica Advantage                      33-39702
Date:     11/01/90                                                                                        811-6293

Name:     Separate Account VA-K                      A3029-99    Allmerica Immediate Advantage           333-81861
Date:     11/01/90                                                                                        811-6293

Name:     Separate Account VA-K                      A3030-99    Allmerica Accumulator                   333-87099
Date:     11/01/90                                                                                        811-6293

Name:     Separate Account VA-K                      A3036-01    Agency C-Shares                         333-38274
Date:     11/01/90                                                                                        811-6293

Name:     Separate Account VA-K                      A3033-00    DirectedAdvisorySolutions               333-90543
Date:     11/01/90                                               (Fund Quest)                             811-6293

Name:     Separate Account VA-K                      A3033-00    Allmerica Value Generation              333-87099
Date:     11/01/90                                               (Annuity Scout)                          811-6293

Name:     Allmerica Select Separate Account          A3020-94    Allmerica Select Resource                33-47216
Date:     03/05/92                                   GRC                                                  811-6632

Name:     Allmerica Select Separate Account          A3025-96    Allmerica Select Resource II             33-47216
Date:     03/05/92                                                                                        811-6632

Name:     Allmerica Select Separate Account          A3027-98    Allmerica Select Charter                333-63093
Date:     03/05/92                                                                                        811-6632

Name:     Allmerica Select Separate Account          A3028-99    Allmerica Select Reward                 333-78245
Date:     03/05/92                                                                                        811-6632

Name:     Allmerica Select Separate Account          A3032-99    Allmerica Select Acclaim                333-92115
Date:     03/05/92                                                                                        811-8116

Name:     Separate Account IMO                       1033-99     Allmerica VUL 2001                      333-84879
Date:     12/10/99                                                                                       811-09529

Name:     Separate Account IMO                       1033-99     Allmerica Select Life Plus              333-84879
Date:     12/10/99                                                                                       811-09529

Name:     Separate Account IMO                       1034-99     VUL 2001 Survivorship                   333-90995
Date:     12/10/99                                                                                       811-09529